EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

March 8, 2004


             GIANT INDUSTRIES, INC. ANNOUNCES FOURTH QUARTER
                  AND FULL YEAR 2003 OPERATING RESULTS


Scottsdale, Arizona, March 8, 2004 - Giant Industries, Inc. [NYSE: GI] announced today fourth quarter net earnings of $1.6 million or $0.18 per basic share compared to a net loss of ($534,000) or ($0.06) per basic share for the fourth quarter of 2002. For the year ended December 31, 2003, Giant reported net earnings of $11.2 million or $1.28 per basic share versus a net loss of ($9.3) million or ($1.08) per basic share in 2002.

Fred Holliger, Giant's Chief Executive Officer, commented, "Obviously, this past year represented a significant improvement in earnings and outlook for Giant. Earnings in all three of our strategic business units were improved over the prior year and the recent quarter was the fourth consecutive quarter with positive earnings. In our refining operations, stronger margins, both on the East Coast and in the Four Corners region, and our first full year of operating the Yorktown refinery contributed significantly to the improved bottom line in 2003 as operating income from continuing operations was up approximately $39.5 million over the prior year level. Execution of our goal to sell non-strategic/ underperforming retail stores has put our retail personnel in a better position to focus on our core retail stores where we have a competitive market position. I am pleased that our retail operations achieved growth in both merchandise and fuel sales on a comparable store basis. These improvements, combined with improved merchandise and fuel margins, resulted in an increase in operating income from continuing operations of approximately $8.9 million over the prior year. Lastly, Phoenix Fuel continued to grow both wholesale and cardlock fuel volumes that resulted in an improvement of approximately $1.5 million in its operating income from continuing operations over the 2002 level."

"I am particularly pleased that we continued to make great strides in our effort to improve our balance sheet as we reduced our debt by approximately $42 million and increased our cash balance from $10.2 million to $27.3 million over the year. We have now reduced our total debt by approximately $85 million since the acquisition of the Yorktown refinery in May 2002."

Holliger continued, "In the refining area, we are off to a good start in 2004 as refining margins on the East Coast and Four Corners area have been good to date in the first quarter. Demand for finished products has continued to grow as the economic recovery has continued to maintain
momentum and   gasoline supplies and inventories have tightened due to
refinery turnaround activity and changing fuel specifications in the United States. Phoenix Fuel continues to provide consistent cash flows and growth in the markets that it serves and our Retail division is continuing to experience growth in both merchandise and fuel sales on a comparable store basis. Recently, fuel margins within our retail operations have contracted slightly primarily due to increases in the cost of fuel; however, earnings continue to exceed our budgeted level."

"A few weeks ago we announced that we have entered into a long-term crude oil supply agreement with Statoil Marketing and Trading (USA), Inc. for our Yorktown refinery. The first shipment under this agreement arrived recently, and we are currently processing this acidic crude oil. Following equipment upgrades that are scheduled to be completed by the fourth quarter of 2004, we will substantially increase the amount of crude oil supplied under this agreement. This agreement to purchase acidic crude oil is the completion of another significant goal that we have had in our strategic plan since the acquisition of our Yorktown refinery. This crude supply is a good fit for our Yorktown refinery. Our evaluation of this opportunity indicated that when fully operational the relatively lower cost of acidic crude oils, the increased volumes of this crude oil that we will be able to process, and the higher value products this crude oil produces could combine to create economic benefits potentially in excess of $20 million a year above those we could have expected to see from our prior operations in a similar market environment."

Giant's senior management will hold a conference call at 1:00 p.m. EST (11:00 a.m. MST) on March
9, 2004 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that current refining margins will not continue, demand for finished products will not continue to grow, growth experienced by Phoenix Fuel and our retail division will not continue, retail fuel margins will continue to contract and negatively affect earnings, we will not be able to realize the projected growth and cash flow from operations resulting from our Statoil crude oil supply agreement, upgrades at our Yorktown refinery will not occur when scheduled or achieve our projected results, anticipated benefits from the use of crude oil purchased from Statoil will not be realized, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Unaudited)

                                                     (In thousands except shares and per share data)
----------------------------------------------------------------------------------------------------
                                                        Three Months Ended     Twelve Months Ended
                                                           December 31,           December 31,
----------------------------------------------------------------------------------------------------
                                                        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------
Net revenues                                         $  448,602  $  401,308  $1,808,259  $1,249,286
Cost of products sold (excluding depreciation
  and amortization)                                     375,361     338,714   1,510,981   1,042,606
----------------------------------------------------------------------------------------------------
Gross margin                                             73,241      62,594     297,278     206,680
Operating expenses                                       43,182      37,586     164,214     126,252
Depreciation and amortization                             9,059       9,298      36,776      35,058
Selling, general and administrative expenses              8,195       6,969      30,617      25,555
Net loss (gain) on disposal/write-down of assets            523        (461)      1,837        (741)
----------------------------------------------------------------------------------------------------
Operating income                                         12,282       9,202      63,834      20,556
Interest expense                                         (9,297)    (10,324)    (38,993)    (36,308)
Amortization/write-off of financing costs                (1,105)     (1,184)     (4,696)     (3,256)
Interest and investment income                               65          32         163         432
----------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before income taxes                                     1,945      (2,274)     20,308     (18,576)
Provision (benefit) for income taxes                        471      (1,034)      7,971      (7,477)
----------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before cumulative effect of change in
  accounting principle                                    1,474      (1,240)     12,337     (11,099)
Discontinued operations, net of income tax (benefit)
  provision of $95, $470, $(276) and $1,221                 143         706        (414)      1,832
Cumulative effect of change in accounting
  principle, net of income tax benefit of $468                -           -        (704)          -
----------------------------------------------------------------------------------------------------
Net earnings (loss)                                  $    1,617  $     (534) $   11,219  $   (9,267)
====================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                            $     0.17  $    (0.14) $     1.41  $    (1.29)
    Discontinued operations                                 .01        0.08       (0.05)       0.21
    Cumulative effect of change in
      accounting principle                                    -           -       (0.08)          -
----------------------------------------------------------------------------------------------------
                                                     $     0.18  $    (0.06) $     1.28  $    (1.08)
====================================================================================================
  Assuming dilution
    Continuing operations                            $     0.17  $    (0.14) $     1.40  $    (1.29)
    Discontinued operations                                 .01        0.08       (0.05)       0.21
    Cumulative effect of change in
      accounting principle                                    -           -       (0.08)          -
----------------------------------------------------------------------------------------------------
                                                     $     0.18  $    (0.06) $     1.27  $    (1.08)
====================================================================================================
Weighted average number of shares outstanding:
  Basic                                               8,785,555   8,571,779   8,731,672   8,565,992
  Assuming dilution                                   8,954,352   8,571,779   8,830,364   8,565,992
====================================================================================================

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                              (In thousands)
---------------------------------------------------------------------------------------
                                                  December 31, 2003  December 31, 2002
---------------------------------------------------------------------------------------
Assets
Current assets                                         $  259,402        $  211,684
---------------------------------------------------------------------------------------
Property, plant and equipment                             628,718           626,574
   Less accumulated depreciation and amortization        (235,539)         (211,576)
---------------------------------------------------------------------------------------
                                                          393,179           414,998
Other assets                                               54,773            75,604
---------------------------------------------------------------------------------------
Total Assets                                           $  707,354        $  702,286
=======================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                    $  151,055        $  120,351
Long-term debt, net of current portion                    355,601           398,069
Deferred income taxes                                      39,092            37,612
Other liabilities                                          22,170            18,937
Stockholders' equity                                      139,436           127,317
---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $  707,354        $  702,286
=======================================================================================

Certain reclassifications have been made to the year 2002 financial statements to conform to classifications used in 2003. These reclassifications had no effect on reported earnings or stockholders' equity.

                                        OPERATING STATISTICS


                                          4 Qtr. 2003  3 Qtr. 2003  2 Qtr. 2003  1 Qtr. 2003  4 Qtr. 2002
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               29,992       29,244       31,854       31,146       32,389
Refinery Sourced Sales Barrels (BPD)         27,489       30,147       30,472       31,534       30,006
Avg. Crude Oil Costs ($/Bbl)               $  29.24     $  28.90     $  27.90     $  31.21     $  26.68
Refining Margins ($/Bbl)                   $   8.07     $   9.51     $   9.41     $   8.32     $   7.64
Retail Fuel Volumes Sold as a % of Four
  Corners Refinery's Sourced Sales Barrels       37%          35%          38%          36%          39%
Yorktown Operations:
Crude Oil/NGL Throughput (BPD)               61,540       60,485       52,316       56,256       61,629
Refinery Sourced Sales Barrels (BPD)         59,307       62,937       54,046       59,389       60,911
Avg. Crude Oil Costs ($/Bbl)               $  29.47     $  28.54     $  28.06     $  32.85     $  27.50
Refining Margins ($/Bbl)                   $   4.47     $   4.61     $   2.82     $   4.25     $   3.21

Retail(1)
---------
Fuel Gallons Sold (000's)                    38,782       41,254       43,902       42,870       45,053
Fuel Margins ($/gal)                       $   0.19     $   0.21     $   0.22     $   0.14     $   0.15
Merchandise Sales ($ in 000's)             $ 32,148     $ 35,387     $ 34,570     $ 30,934     $ 32,981
Merchandise Margins                              28%          29%          30%          31%          27%
Number of Operating Units at
  End of Period                                 127          127          129          135          136

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   111,110      109,903      105,148      103,037       99,012
Fuel Margins ($/gal)                       $   0.06     $   0.05     $   0.05     $   0.05     $   0.06
Lubricant Sales ($ in 000's)               $  6,508     $  6,140     $  6,212     $  5,615     $  5,922
Lubricant Margins                                14%          16%          15%          16%          17%
=========================================================================================================
Operating Income (Loss) (in 000's)
----------------------------------
Refining - Four Corners Operations         $  6,445     $ 13,269     $ 12,715     $  9,503     $  7,600
         - Yorktown Operations                5,988       10,540       (2,847)       8,358        2,696
Retail(1)                                     2,582        5,052        4,809        1,033          413
Phoenix Fuel                                  2,492        2,101        2,284        1,606        2,223
Corporate                                    (4,891)      (6,147)      (5,033)      (4,924)      (4,550)
Net (loss) gain on disposal/write-down
  of assets(1)                                  (96)      (1,272)        (150)        (273)       1,996
---------------------------------------------------------------------------------------------------------
Total(1)                                   $ 12,520     $ 23,543     $ 11,778     $ 15,303     $ 10,378
=========================================================================================================
Capital Expenditures (in 000's)
-------------------------------
Refining   - Four Corners Operations       $  4,052     $    654     $    257     $    341     $    344
   - Yorktown Operations                        448          (87)       4,317        4,446        2,418
Retail                                        1,458          490          120          254          123
Phoenix Fuel                                    229          271          129          205          185
Corporate                                       102          112           55           26          137
---------------------------------------------------------------------------------------------------------
Total                                      $  6,289     $  1,440     $  4,878     $  5,272     $  3,207
=========================================================================================================
(1) Includes discontinued operations.

                              Selected Financial Data

                                              December 31, 2003   December 31, 2002
------------------------------------------------------------------------------------
Working Capital (In Millions)                    $108,347             $ 91,333
Current Ratio                                      1.72:1               1.76:1
Long-Term Debt As A Percent of Total Capital         71.8%                75.8%
Net Debt As A Percent of Total Capital               70.2%                75.3%
Book Value Per Share                             $  15.87             $  14.85
Net cash provided by operating activities        $ 62,349             $ 38,068


             Share Price Data (NYSE: GI)

                       High       Low       Close
-------------------------------------------------
2003 4th Quarter     $12.73     $ 7.10     $11.98
2003 3rd Quarter     $ 8.10     $ 5.57     $ 7.23
2003 2nd Quarter     $ 6.32     $ 4.42     $ 5.96
2003 1st Quarter     $ 5.50     $ 2.85     $ 4.89
2002 4th Quarter     $ 3.85     $ 1.86     $ 2.95